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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2004 relating to the financial statements and financial statement schedules of McDATA Corporation, which appears in McDATA Corporation's Annual Report on Form 10-K for the year ended January 31, 2005.

/s/ PRICEWATERHOURSECOOPERS LLP

PricewaterhouseCoopers LLP
Denver, Colorado
July 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM